UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 9, 2010

OKANA VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-138146	20-2881151
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

918 16th Avenue, #159

Calgary, Alberta

Canada T2M 0K3

 (Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (403) 775-7643

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 9, 2010, the Company entered into an agreement with Beeston Enterprises Ltd. ("Beeston") under which Beeston granted the Company an option to purchase a certain mineral property, comprising approximately 478 hectares, located in the Clinton Mining District of British Columbia, Canada (the "Property").  Under the terms of the option agreement, the Company can acquire the Property from Beeston upon the payment of $2,500 (U.S.) at the time of signing, and a further payment of $2,500 (U.S.) on or before August 31, 2010, plus carrying out a work program of $200,000 (CAD) over a four year period thereafter.  Upon the acquisition of the Property by the Company, the Property will be subject to a royalty of 2% of net smelter returns payable to Candorado Operating Company Ltd., with a payout of $1,000,000 (CAD), and an additional royalty of 2% of net smelter returns payable to Beeston, with a payout of $2,000,000 (CAD).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Michael Upham

Michael Upham, President